Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 of our report dated October 2, 2019, with respect to the financial statements of Samsara Luggage, Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-4 (No. 333-234056) incorporated by reference in this Registration Statement.

/s/ Halperin Ilanit.
Certified Public Accountants (Isr.)

Tel Aviv, Israel
November 12, 2019